July 1, 1998                                                     EXHIBIT (10)(a)

                           MORTON INTERNATIONAL, INC.
                                 FISCAL 1999-01
                    KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM

This Program, which has been adopted pursuant to paragraph 4(d)(i) of the Company's 1997 Incentive Plan, provides cash incentive opportunities to Senior Corporate Officers, Group Vice Presidents and key Business Unit Executives for achieving long-term growth oriented performance goals.

A.   OBJECTIVE
     ---------

     The objective of this Program is to further the growth of the Company by rewarding key executives for achieving long-term growth oriented performance goals, benefiting the shareholders.

B.   TIMING
     ------

     The Program will operate over a three-year performance period covering fiscal 1999, 2000 and 2001.


C.   ELIGIBILITY AND PARTICIPATION
     -----------------------------

     The Program covers the following executive positions:

               Chief Executive Officer

               Chief Operating Officer

               Corporate Officers reporting to the Chief Executive Officer or Chief Operating Officer

               Business Unit Executives, in salary grade 22 or above, reporting to a Group Vice President

     Eligibility will be by position. Participation approval, however, will be be only by position and incumbent.

     Positions must be nominated for participation prior to the start of the performance period. Participation requires the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee of the Board.


D.   PROGRAM FUNDING
     ---------------

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide incentive payments. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.

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Key Executive Long-Term Incentive Program
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E.      PERFORMANCE CRITERIA
        --------------------

        Criteria used to measure performance for the performance period are:

          PARTICIPANT GROUP              APPLICABLE PERFORMANCE CRITERIA
          -----------------              -------------------------------
          CEO, COO, and Corporate        - Growth in Company Earnings Per
          Staff Officers                   Share ("EPS")
                                         - Average Return on Net Assets -
                                           Group Roll-up

          Group Vice Presidents          - Growth in Pre-Tax Group Profit
                                         - Average Return on Net Assets - Group

          Business Unit Executives       - Growth in Pre-Tax Group or Business
                                           Unit Profit
                                         - Average Return on Net Assets - Group
                                           or Business Unit

F.      ESTABLISHMENT OF PERFORMANCE OBJECTIVES
        ---------------------------------------

        For the performance period, growth and average return on net assets objectives have been established by the Compensation Committee of the Board based upon recommendation by the Chief Executive Officer.

        These objectives include a threshold level at which partial incentives may be earned, the desired objective for the period at which target incentives may be earned, and an optimum level at which maximum incentives may be earned, as follows:

                  EPS OR PRE TAX PROFIT GROWTH       AVERAGE RONA
                  ----------------------------       ------------
         Threshold   5% growth compounded annually    (Set  based on historical
         Objective  10% growth compounded annually     results and requirements
         Optimum    20% growth compounded annually     for future Company
                                                       success)


G.       ADJUSTMENTS TO PERFORMANCE OBJECTIVES/ACTUAL RESULTS
         ----------------------------------------------------

         To the extent any of the following occur after performance objectives are initially established, the actual results will be adjusted by action of the Compensation Committee by the same dollar effect any such occurrence has had on actual results so that the degree to which objectives are achieved will not be affected by any of the following: changes in (or in the application of) accounting principles; changes in tax laws; extraordinary items as defined under generally accepted accounting principles; and any other significant non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a Group or Business Unit's financial results would have been on a comparable basis from period to period.

         In addition, with respect to acquisitions and divestitures the following adjustments will apply:

         ACQUISITIONS
         ------------

         1. Group and Business Unit PTI. Results will be adjusted by subtracting from actual Group and Business Unit PTI the "cost of funds" of such acquisition for the same period that pre-tax income or



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                  loss from the acquisition are included in such measure. ("Cost of funds" means the inputed interest for the net acquisition cost calculated by using the Company's current borrowing rate under its credit lines during the period or, if there is no borrowing, the rate the Company is receiving on invested cash during the period.)

         2. Return on Net Assets. RONA objectives will be adjusted for acquisitions that occur during the performance period to the extent the financial standards used in justifying the acquisition for authorization impacts the RONA objectives.

         DIVESTITURES
         ------------

         1. EPS and Group and Business Unit PTI. EPS and Group and Business Unit performance objectives will be adjusted to remove the effect of the profit or loss attributable to the divested business for the time period post-divestment.

         2. Return on Net Assets. RONA objectives will be adjusted to remove the effect a divested business had on RONA for the time period post-divestment, provided such RONA effect is greater than 0.5%.

H.      TARGET INCENTIVE AMOUNTS
        ------------------------

        A specific dollar incentive target for each participant will be established by the Compensation Committee based on a recommendation from the CEO. The dollar target will be computed as a percentage of the participant's base salary immediately before the beginning of the performance period. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:

            ASSIGNED SALARY GRADE        PERCENTAGE TARGET APPLIED TO SALARY
            ---------------------        -----------------------------------
                     33                                  100%
                     31                                  100%
                     28                                   80%
                     27                                   80%
                     26                                   80%
                     25                                   70%
                     24                                   70%
                     23                                   60%
                     22                                   60%

        The dollar value of the incentive targets, computed in accordance with the above schedule, may be adjusted by the Compensation Committee based on the recommendation of the CEO, within a guideline range of plus or minus 20% to provide a degree of flexibility in determining individual incentive amounts. The Compensation Committee may use the same guideline range of plus or minus 20% to determine an adjusted incentive target for the CEO.


I.      ACTUAL INCENTIVE AWARDS
        -----------------------

        Actual incentive awards require the approval of the CEO and Compensation Committee and will be based upon pre-established individual participant payout schedules reflecting achievement of performance objectives for the performance period. For results between the established performance objectives, linear



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        interpolation will be used to compute the percentage of the target incentive which may be earned. The achievement levels and corresponding payout opportunity are as follows:


           --------------------------------------------------------
           --------------------------------------------------------
               Achievement               Percent of Target
                  Level                 Which May Be Earned
           ------------------- ------------------------------------
           ------------------- ------------------------------------
               Threshold                       50%
               Objective                      100%
               Optimum                        200%
           ------------------- ------------------------------------
           ------------------- ------------------------------------

J.      INCENTIVE PAYMENTS
        ------------------

        Any incentive payments made under the Program will be made in the form of cash or Company stock (at the election of the Company), and will normally be paid in the month of August following the end of the three-year performance period. No incentive award is earned until the date the Compensation Committee approves such payment.

        If the Company reasonably anticipates that all or any portion of an incentive award otherwise payable under the Program will be nondeductible by the Company for federal income tax purposes as a result of the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may defer the payment of such award or portion thereof. A deferred account balance in the amount of the deferred portion of such award will be created by the Company for each participant with respect to whom an incentive award payment is deferred. Such deferred account balance will accrue interest, compounded semi-annually, at the average rate for commercial paper as reflected in the Federal Reserve 30 day commercial paper composite.

        Prior to the end of each taxable year of the Company, the Company will determine the maximum amount of each participant's deferred account balance that the Company reasonably expects would be deductible by it for federal income tax purposes in such taxable year if such amount were paid to such participant on or before the last day of such taxable year and will pay that amount to the participant on or before such date.


K.      TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY
        -----------------------------------------------------

        Because incentive awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the performance period has ended), no such terminated or ineligible employee is entitled to any incentive payment. Under certain circumstances, as detailed below, a terminated participant who completed one-third of the performance period and whose employment terminates by reason other than resignation or involuntary termination may be considered for an incentive award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:




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           REASON FOR TERMINATION                 INCENTIVE AWARD ELIGIBILITY
           ----------------------                 ---------------------------

           Retirement or Death                    Pro rata share of incentive
                                                  award, payable to retiree or
                                                  heirs/estate after the end of
                                                  the performance period subject
                                                  to the achievement of goals
                                                  for the entire performance
                                                  period.

           Long-Term Disability                   Pro rata share of incentive
                                                  award, payable after the end
                                                  of the performance period
                                                  subject to the achievement of
                                                  goals for the entire
                                                  performance period.

           Resignation or                         No incentive award even if
           Involuntary Termination                termination occurs after the
                                                  end of the performance period
                                                  but before the Compensation
                                                  Committee approves payment of
                                                  awards.


L.      ADMINISTRATION
        --------------

        The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.


M.      CHANGE IN CONTROL
        -----------------

        Anything in this Program to the contrary notwithstanding, upon the occurrence of a Change in Control of the Company (as defined in Section 5(c) of the 1989 Incentive Plan, as amended effective June 23, 1994 of the Indiana corporation previously known as Morton International, Inc.), the performance periods with respect to all outstanding incentive awards shall terminate as of such date and the related incentive awards shall be payable as of such date. The amount payable with respect to any award shall be equal to the percent of the target determined as follows: The sum of (x) the product of (i) the greater of (a) the percent of target that would have been earned and payable pursuant to Section I above if the performance period had ended as of the last day of the fiscal quarter immediately prior to such Change in Control of the Company or
        (b) 100 and (ii) the number of full quarters elapsed in the performance period (the "Elapsed Quarters") divided by twelve and (y) the product of
        (i) 100 and (ii) the quotient obtained by dividing (a) twelve minus the number of Elapsed Quarters by (b) twelve.